[Letterhead of Hood Sutton, Robinson & Freeman CPAs, P.C.]

        Consent of Independent Registered Public Accounting Firm

US Highlands, Inc.
Mounds, Oklahoma

We hereby consent to the use in the Prospectus constituting a part of this S-1 Registration Statement of our report dated June 16, 2010, relating to the financial statements of US Highlands, Inc., which are contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/Hood Sutton, Robinson & Freeman CPAs, P.C.

Tulsa, Oklahoma
June 16, 2010